Exhibit 10.1

Execution Version

STONE POINT CREDIT CORPORATION

$60,000,000 6.03% Senior Notes, Series A, due May 15, 2028

$240,000,000 6.26% Senior Notes, Series B, due May 15, 2030

NOTE PURCHASE AGREEMENT

Dated March 21, 2025

SCHEDULE A	—	Defined Terms
SCHEDULE B	—	Permitted Transferee List
SCHEDULE 1-A	—	Form of Series A Senior Note due May 15, 2028
SCHEDULE 1-B	—	Form of Series B Senior Note due May 15, 2030
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.15	—	Existing Indebtedness
PURCHASER SCHEDULE	—	Information Relating to Purchasers
EXHIBIT A	—	Form of Transfer Certificate
EXHIBIT B-1 AND B-2	—	U.S. Tax Compliance Certificates

Stone Point Credit Corporation
20 Horseneck Lane
Greenwich, Connecticut 06830

$60,000,000 6.03% Senior Notes, Series A, due May 15, 2028

$240,000,000 6.26% Senior Notes, Series B, due May 15, 2030

March 21, 2025

TO EACH OF THE PURCHASERS LISTED IN

THE PURCHASER SCHEDULE HERETO:

Stone Point Credit Corporation, a Delaware corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1.        Authorization of Notes.

The Company will authorize the issue and sale of (a) $60,000,000 aggregate principal amount of its 6.03% Senior Notes, Series A, due May 15, 2028 (the “Series A Notes”) and (b) $240,000,000 aggregate principal amount of its 6.26% Senior Notes, Series B, due May 15, 2030 (the “Series B Notes”; and collectively with the Series A Notes, the “Notes”). The Notes shall be substantially in the form set out in Schedule 1-A and 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

Section 2.        Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.        Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178-0060 at 9:00 a.m., New York City time, at a closing (the “Closing”) on May 15, 2025 (such date, the “Closing Date”). At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $200,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor in accordance with the funding instructions delivered by the Company to the Purchasers pursuant to Section 4.10.

Section 4.        Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1        Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct on the date of this Agreement and on the Closing Date.

Section 4.2        Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing, assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes to be issued at the Closing (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3        Compliance Certificates.

(a)       Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 with respect to the Closing have been fulfilled as of the date of the Closing.

(b)       Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its secretary or assistant secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Notes to be issued at the Closing and (ii) the Company’s organizational documents as then in effect.

Section 4.4        Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Debevoise & Plimpton LLP, New York counsel for the Company, and (ii) Richards, Layton & Finger, P.A., Delaware counsel for the Company, covering such matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Morgan, Lewis & Bockius LLP, special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5        Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes to be issued at the Closing shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6        Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7        Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable and documented out-of-pocket fees, charges and disbursements of special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one (1) Business Day prior to the Closing.

Section 4.8        Private Placement Number. A Private Placement Number issued by PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each series of Notes to be issued at the Closing.

Section 4.9        Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10      Funding Instructions. At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company notifying such Purchaser of the date selected for the Closing Date in accordance with Section 3.1 and including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.10 at least five (5) Business Days prior to the Closing. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to the Closing (or such shorter period as may be agreed by each applicable Purchaser). If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

Section 4.11      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and the special counsel referred to in Section 4.4(b), and such Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12      Ratings. The Company shall have delivered, or caused to be delivered, to such Purchaser, (a) a Private Rating Letter issued by an Acceptable Rating Agency setting forth the initial Debt Rating for each of the Series A Notes and Series B Notes of not less than BBB (or equivalent) and (b) the related Private Rating Rationale Report with respect to each such Debt Rating.

Section 4.13      Amendment of 2024 Note Purchase Agreement. That certain First Amendment and Waiver to 2024 Note Purchase Agreement, to be dated on or around the date hereof, shall have been duly executed by the parties thereto to, among other items, amend the corresponding provisions in the 2024 Note Purchase Agreement such that they are the same in substance as Sections 8.9, 8.10 and 10.8(a) of this Agreement (including related definitional changes) and be in form and substance satisfactory to the Purchasers.

Section 5.        Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser:

Section 5.1        Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2        Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3        Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information and other forward-looking information referenced in the final sentence of this Section 5.3) prior to March 5, 2025 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, after taking into account all updates thereto and the same having been delivered to the Purchasers, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2024, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. With respect to forecasts or projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery, and that actual results may differ materially from such forecasts or projected financial information (it being further understood by the Purchasers that any such forecasts and projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, that no assurances can be given that such projections will be realized and that actual results may differ materially from such projections).

Section 5.4        Organization and Ownership of Shares of Subsidiaries.

(a)       Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary, and (ii) the Company’s directors and senior officers.

(b)       All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, to the extent applicable, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)       Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)       No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

Section 5.5        Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6        Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of the corporate charter or by-laws of the Company, (c) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (d) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case, except where any of the foregoing (other than clause (b) above), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.7        Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes other than those that failure to obtain would not reasonably be expected to have a Material Adverse Effect and any filing required under the Exchange Act or the rules and regulations promulgated thereunder on Form 8-K, Form 10-Q and Form 10-K.

Section 5.8        Litigation; Observance of Agreements, Statutes and Orders.

(a)       There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)       Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9        Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10      [Reserved].

Section 5.11      Licenses, Permits, Etc.

(a)       The Company and its Subsidiaries own or possess, or otherwise have adequate rights to use, all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for any such conflicts that, individually or in aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)       To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person except as would not reasonably be expected to have a Material Adverse Effect.

(c)       To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12      Compliance with Employee Benefit Plans.

(a)       The Company does not have any liability with respect to any Guaranteed Pension Plan or Multiemployer Plan under Title IV of ERISA, and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company, other than such liabilities as would not be individually or in the aggregate Material.

(b)       The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(c)       The Company does not have any Non-U.S. Plans.

Section 5.13      Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 85 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14      Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay existing Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15      Existing Indebtedness; Future Liens.

(a)       Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Material Indebtedness of the Company and its Subsidiaries as of March 21, 2025 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Material Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Material Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)       Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Material Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Material Indebtedness, in each case except for any Lien that is not prohibited by this Agreement.

(c)       Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Material Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16      Foreign Assets Control Regulations, Etc.

(a)       Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)       Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)       No part of the proceeds from the sale of the Notes hereunder:

(i)       constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any Economic Sanctions Laws or (C) otherwise in violation of any Economic Sanctions Laws;

(ii)      will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)     will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)       The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17      Investment Company Act.

(a)       The Company has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a “regulated investment company” within the meaning of the Code.

(b)       The business and other activities of the Company and its Subsidiaries, including the execution and delivery of this Agreement, the issuance of the Notes hereunder, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement and the Notes do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case that are applicable to the Company and its Subsidiaries.

(c)       The Company is in compliance in all respects with the Investment Policies, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

Section 5.18      Environmental Matters.

(a)       Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)       Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)       Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)       Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)       All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 6.        Representations of the Purchasers.

Section 6.1        Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2        Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)       the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)       the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)       the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)       the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)       the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)       the Source is a governmental plan; or

(g)       the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)       the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3        Additional Acknowledgments.

(a)       Each Purchaser understands that the Notes have not been and will not be registered under the Securities Act or any other applicable securities law, and, therefore, the Notes cannot be offered, sold or otherwise transferred unless they are so registered or unless an exemption from registration is available. Accordingly, the Purchaser understands that the Notes will bear the legend set forth in the form of Note attached hereto. The Purchaser understands that the Company has no obligation to register the Notes under the Securities Act or to comply with the requirements for any exemption from the registration requirements of the Securities Act.

(b)       Each Purchaser understands that the Notes (or any interest therein) may not be offered, sold, pledged or otherwise transferred except to U.S. Persons, Permitted Foreign Persons or Canadian Persons who are each of (i) a Qualified Institutional Buyer purchasing for its own account in a transaction meeting the requirements of Rule 144A, which is deemed to have made the representations contained herein, (ii) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act and (iii) an Eligible Transferee (in the case of clause (iii), unless an Event of Default has occurred and is continuing in which case the transferee may not be a Distressed Debt Fund).

(c)       Each Purchaser (i) has such knowledge and experience in financial and business matters that it is capable of independently evaluating the merits and risks (including financial, tax, legal, regulatory and accounting characteristics and consequences) of an investment in the Notes, (ii) has determined independently that it is financially able to bear the risks associated with an investment in the Notes and that an investment in the Notes is suitable and appropriate for it, (iii) has been given the opportunity to request and review such additional information necessary to evaluate the merits and risks of a purchase of the Notes and to verify the accuracy of or to supplement the information contained in the Disclosure Documents and (iv) has received all documents and information reasonably necessary to make an investment decision. The Purchaser understands the terms, conditions and risks of the Notes and that the Notes involve a high degree of risk as described in the Disclosure Documents, including possible loss of the Purchaser’s entire investment. The Purchaser has received or been given access to, and has had an adequate opportunity to review the contents of, the Disclosure Documents. The Purchaser has had access to such financial and other information concerning the Company and the Notes as it has deemed necessary to make its own independent decision to purchase the Notes, including the opportunity, at a reasonable time prior to its purchase of the Notes, to ask questions and receive answers concerning an investment in the Notes. The Purchaser has not relied on any other version of the Disclosure Documents other than the final version thereof in making its investment decision with respect to the Notes. The Purchaser acknowledges that no person has been authorized to give any information or to make any representations concerning the Notes other than those contained in the Disclosure Documents and, if given or made, such other information or representations have not been relied upon. The Purchaser acknowledges that it has reviewed the Disclosure Documents.

Without limitation of the foregoing, each Purchaser is a sophisticated institutional investor and has such knowledge and experience in financial and business matters, and in investing in private placement securities, as to be capable of evaluating the merits and risks of purchasing the Notes. At the time of making its investment decision, such Purchaser has had access to all of the Disclosure Documents and such financial and other information concerning the Company and its Subsidiaries as Purchaser deemed necessary or desirable in making a decision to purchase the Notes, including an opportunity to ask questions and receive answers from officers of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to such Purchaser or to which such Purchaser had access. Such Purchaser has independently made its own analysis and decision to invest in the Notes and determined based on its own independent review, and such professional advice from its own advisors (including as to tax, legal and accounting matters) as it may deem appropriate, that its purchase of the Notes (i) is consistent with such Purchaser’s financial needs, objectives and condition, (ii) complies with all investment policies, guidelines and other restrictions that are applicable to such Purchaser, (iii) does not and will not violate any law, rule, regulation, agreement or other obligation to which such Purchaser is bound (assuming the accuracy of the Company’s representations and warranties contained herein) and (iv) is a fit, proper and suitable investment for such Purchaser, notwithstanding the risks associated with a purchase of the Notes. The Purchaser understands that the Purchaser must bear the economic risk of the Purchaser’s investment in the Notes for an indefinite period of time because, among other reasons, the offering and sale of the Notes have not been registered under the Securities Act and, therefore, the Notes cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

(d)       Each Purchaser understands that there is no market for the Notes and that no assurance can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for any of the Notes will develop.

(e)       Each Purchaser represents and warrants that neither it nor anyone acting on its behalf (i) is acquiring the Notes with a view to or for sale in connection with any distribution of the Notes within the meaning of the Securities Act in violation of the Securities Act, (ii) has offered or sold or will offer or sell any Note by means of any form of general solicitation or general advertising or (iii) has taken or will take any action that would constitute a distribution of a Note under the Securities Act, would render the disposition of a Note a violation of Section 5 of the Securities Act or any state or other securities law or would require registration pursuant thereto.

(f)        Each Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by Goldman Sachs & Co. LLC, SPC Capital Markets LLC, or any of their affiliates, control persons, officers, directors and employees (collectively, the “Placement Agents”) in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith.

(g)       Each Purchaser agrees that the Placement Agents shall not be liable to any Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with any Purchaser’s purchase of any Notes in the absence of gross negligence, willful misconduct or fraud.

(h)       Without limitation of the foregoing or paragraph (c) above, each Purchaser hereby further acknowledges and agrees that (i) the Placement Agents are acting solely as placement agents in connection with the transactions contemplated hereby and are not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other Person or entity in connection with the transactions contemplated hereby, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated hereby and (iii) each Placement Agent will have no responsibility with respect to (A) any representations, warranties or agreements made by any Person or entity (other than such Placement Agent, and subject to the clause (g) above) under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any Person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby.

(i)        Without limitation of paragraph (b) above, each Purchaser (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is a Qualified Institutional Buyer (other than a Qualified Institutional Buyer solely pursuant to Rule 144A(a)(1)(i)(H) under the Securities Act), (iii) is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act and (iv) understands and agrees that the offer and sale of the Notes to Purchasers hereunder have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration.

(j)        Each Purchaser that is a Permitted Foreign Person agrees that, if the information provided on any IRS Form W-8 (or successor form) delivered to the Company changes in any material respect, or if a lapse in time or change in circumstances renders the information on any such form obsolete or inaccurate in any material respect, such Permitted Foreign Person shall promptly inform the Company and deliver promptly an updated form or if the Company shall notify such Permitted Foreign Person that such form has expired or will soon expire, deliver promptly an updated form.

Section 7.        Information as to the Company.

Section 7.1        Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)       Quarterly Statements — within fifty-five (55) days (or such shorter period as is the earlier of (x) fifteen (15) days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)       an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)      consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for the portion of the fiscal year ending with such quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally (other than absence of footnotes and year-end adjustments), and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)       Annual Statements — within one hundred (100) days (or such shorter period as is the earlier of (x) fifteen (15) days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i)       a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)      consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception (other than as a result of the impending maturity or any prospective default in respect of any financial covenant contained in any Material Credit Facility, including this Agreement) and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)       Notice of Default or Event of Default — promptly, and in any event within five (5) Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(d)       Employee Benefits Matters — promptly, and in any event within five (5) Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)       with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii)      the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iii)     any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv)     receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(e)       Notices from Governmental Authority — promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(f)       Resignation or Replacement of Auditors — within ten (10) Business Days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;

(g)       Debt Rating — promptly following the Company having any knowledge of the occurrence thereof, notice of any change in the Debt Rating for any series of Notes (to the extent such Debt Rating is not a public rating);

(h)       Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company (including actual copies of the Company’s Form 10-Q and Form 10-K, if applicable) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by the Required Holders, in each case to the extent reasonably available to the Company; and

(i)       Other Reports — promptly upon their becoming available, one copy of each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability).

Section 7.2        Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)       Covenant Compliance — setting forth the information from such financial statements that is required in order to establish (i) whether the Company was in compliance with the requirements of Section 10.6 and any Additional Financial Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence and any Cure Amounts and (ii) the Secured Debt Percentage as of the last day of the quarterly or annual period covered by the financial statements then being furnished and reasonably detailed calculations thereof. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)       Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that, to his or her knowledge, constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)       Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors (if any) and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of the Senior Financial Officer.

Section 7.3        Visitation; Holder Meeting.

(a)       The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(i)       No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided, that such visitation rights set forth in this clause (a) may only be exercised once per calendar year for all holders of the Notes, collectively, on a mutually agreed date; and

(ii)       Default — if a Default or Event of Default then exists and is continuing, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested in writing.

(b)       The Chief Operating Officer and Corporate Controller of the Company, or another Senior Financial Officer, will, upon the request of the Required Holders, participate in annual conference calls with the holders in connection with the delivery of the financial statements pursuant to Section 7.1(b) at such time as may be agreed to by the Company and the Required Holders.

Section 7.4        Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a) through (g) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)       such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) through (g) are delivered to each Purchaser or each holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b)       solely with respect to financial statements and opinions of independent certified public accountants that are required to be delivered by the Company pursuant to Section 7.1(a) and Section 7.1(b), the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR; or

(c)       such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) through (g) are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each holder of Notes has free access;

provided that (i) in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement) and, (ii) in the case of clause (b) or (c), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery.

Section 8.        Payment and Prepayment of the Notes.

Section 8.1        Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the respective Maturity Date thereof.

Section 8.2        Optional Prepayments with Make-Whole Amount. So long as immediately before and immediately after giving effect to the transaction contemplated in this Section 8.2 no Default or Event of Default has occurred and is continuing, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time, any part of, any series of Notes at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided that, notwithstanding anything to the contrary in Section 8.3, the Company, at its option, may prepay the Notes at 100% of the principal amount so prepaid without the Make-Whole Amount of such series if (i) the Series A Notes are prepaid on or after the date that is 90 days prior to the Maturity Date of the Series A Notes and (ii) the Series B Notes are prepaid on or after the date that is 180 days prior to the Maturity Date of the Series B Notes (in each case such date, the “Make-Whole Period End Date”). The Company will give each holder of any Note in such series written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17(b). Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if any, as of the specified prepayment date. Notwithstanding anything contained herein to the contrary, in the event that the Company elects to make any optional prepayment of the Notes on or following the Trigger Date but prior to the completion of an IPO, such payment shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount or other premium.

Section 8.3        Allocation of Partial Prepayments. In the case of each partial prepayment of any series of the Notes pursuant to Section 8.2, the principal amount of such Notes to be prepaid shall be allocated among all of such Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. For the avoidance of doubt, the Company may optionally prepay any series of Notes without the allocation of such prepayment among all of the Notes at the time outstanding, if such series is paid in full after (i) February 15, 2028, in the case of the Series A Notes and (ii) November 16, 2029, in the case of the Series B Notes, in accordance with the terms of Section 8.2.

Section 8.4        Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5        Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least ten (10) Business Days. If the holders of more than 25% of the principal amount of any Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of such Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all such Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of such Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6        Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1; provided further that the interest thereon shall be computed solely pursuant to clause (b) of the definition of Applicable Rate and without any regard to any increase in such rate pursuant to the proviso contained therein.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7        Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8        Change of Control.

(a)       Notice of Change of Control. The Company will, within fifteen (15) Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.

(b)       Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(c)       Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than fifteen (15) Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute rejection of such offer by such holder.

(d)       Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Section 8.8 Proposed Prepayment Date.

(e)       Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Responsible Officer and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

Section 8.9        No IPO Prepayment Offer.

(a)       Notice of No IPO.  In the event that the Company has not consummated an IPO prior to the Trigger Date, then (i) on such Trigger Date the Company shall provide written notice to each holder of Notes that (x) an IPO has not been consummated on or prior to such Trigger Date, and (y) whether the Company has elected to either (1) exchange all or a portion of any stockholder’s shares of the Company’s common stock and any unfunded capital commitment in the Company for an interest in an entity (a “Liquidating Vehicle”) that seeks to liquidate and distribute to its shareholders the proceeds of its investments over time as such Liquidating Vehicle is liquidated in an orderly manner and/or (2) exchange any stockholders shares of the Company’s common stock for shares in a newly formed entity that will elect to be treated as a “business development company” under the Investment Company Act and a “regulated investment company” under subchapter M of the Code or (3) wind down and/or liquidate and dissolve the Company in an orderly manner. From and after the Trigger Date until such time as the Company has given written notice to each holder of the Note of the completion of an IPO, the Company will, on each Excess Cash Offer Date, give written notice to each holder of Notes, that it still has not consummated an IPO, and such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.9 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.9.

(b)       Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.9 shall be an offer to prepay the Notes held by each holder in an amount equal to each such holder’s Pro Rata Share of Excess Cash as of the applicable Excess Cash Calculation Date in accordance with and subject to this Section 8.9 on a date specified in such offer (the “Section 8.9 Proposed Prepayment Date”).  Such date shall be not less than ten (10) days and not more than twenty (20) days after the date of such offer (if the Section 8.9 Proposed Prepayment Date shall not be specified in such offer, the Section 8.9 Proposed Prepayment Date shall be the first Business Day after the 15th day after the date of such offer).

(c)       Acceptance/Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.9 by causing a notice of such acceptance to be delivered to the Company not later than five (5) Business Days after receipt by such holder of the most recent offer of prepayment.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.9 shall be deemed to constitute rejection of such offer by such holder.

(d)       Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.9 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount or other premium. The prepayment will be made on the Section 8.9 Proposed Prepayment Date.

(e)       Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Responsible Officer and dated the date of such offer, specifying: (i) the Section 8.9 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.9; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.9 Proposed Prepayment Date; (v) that the conditions of this Section 8.9 have been fulfilled; and (vi) in reasonable detail, the calculation of Excess Cash.

Section 8.10      Prepayment Upon an Asset Sale.

(a)       Notice of Asset Sale.  If the Company makes an offer of prepayment of the Notes pursuant to Section 10.8(a), the Company will give written notice thereof to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.10 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.10.

(b)       Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.10 shall be an offer to prepay the Notes held by each holder in an amount equal to each such holder’s Pro Rata Share of the net cash proceeds from the relevant Asset Sale pursuant to Section 10.8(a) and in accordance with and subject to this Section 8.10 on a date specified in such offer (the “Section 8.10 Proposed Prepayment Date”).  Such date shall be not less than fifteen (15) days and not more than thirty (30) days after the date of such offer (if the Section 8.10 Proposed Prepayment Date shall not be specified in such offer, the Section 8.10 Proposed Prepayment Date shall be the first Business Day after the 20th day after the date of such offer).

(c)       Acceptance/Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.10 by causing a notice of such acceptance to be delivered to the Company not later than five (5) Business Days after receipt by such holder of the most recent offer of prepayment.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.10 shall be deemed to constitute rejection of such offer by such holder.

(d)       Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.10 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount or other premium. The prepayment will be made on the Section 8.10 Proposed Prepayment Date.

(e)       Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.10 shall be accompanied by a certificate, executed by a Responsible Officer and dated the date of such offer, specifying: (i) the Section 8.10 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.10; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.10 Proposed Prepayment Date; (v) that the conditions of this Section 8.10 have been fulfilled; and (vi) in reasonable detail, a description of the relevant Asset Sale.

Section 9.        Affirmative Covenants.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1        Compliance with Laws. Without limiting Section 10.4, each Obligor will comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2        Insurance. Each Obligor will maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except in each case where failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.3        [Reserved].

Section 9.4        Payment of Taxes and Claims. Each Obligor will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Obligor, provided that no Obligor need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by such Obligor on a timely basis in good faith and in appropriate proceedings, and such Obligor has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5        Corporate Existence, Etc. Subject to Section 10.2, each Obligor will at all times preserve and keep its corporate existence in full force and effect and will at all times preserve and keep in full force and effect all rights and franchises of such Obligor unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6        Books and Records. Each Obligor will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor, as the case may be, except in each case to the extent that the failure to maintain such books of record and account would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.7        Subsidiary Guarantors.

(a)       The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness of any Obligor under any Material Credit Facility to concurrently therewith:

(i)       enter into an agreement in form and substance reasonably satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(ii)      deliver the following to each holder of a Note:

(A)       an executed counterpart of such Subsidiary Guaranty;

(B)       a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(C)       all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(D)       an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b)       At the election of the Company and by written notice to each holder of a Note, any Subsidiary Guarantor that has provided a Subsidiary Guaranty under subparagraph (a) of this Section 9.7 may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).

Section 9.8        Rating of the Notes.

(a)       The Company will at all times maintain a Debt Rating (but not any specific Debt Rating) for the Notes from an Acceptable Rating Agency.

(b)       At any time that the Debt Rating maintained pursuant to clause (a) above is not a public rating, the Company will provide to each holder of a Note (i) at least annually (on or before each anniversary of the date of the Closing) and (ii) promptly upon the Company having knowledge of any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating.  In addition to the foregoing information, if the SVO or any other regulatory authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of the Notes or that the Private Rating Letter or the Private Rating Rationale Report include any such additional information, the Company will use commercially reasonable efforts to procure such information from the Acceptable Rating Agency or to have the Acceptable Rating Agency include such additional information in the Private Rating Letter or the Private Rating Rationale Report, as applicable.

(c)       To the extent an IPO has not been consummated on or prior to the Trigger Date, then promptly (but in no event more than thirty (30) days) after the Trigger Date, the Company will deliver, or cause to be delivered, to each holder, (i) an updated Private Rating Letter issued by an Acceptable Rating Agency reaffirming a Debt Rating for the Notes (but not any specific Debt Rating) and (ii) the related Private Rating Rationale Report with respect to such Debt Rating.

Section 9.9        Most Favored Lender.

(a)       If at any time any Material Credit Facility includes any Financial Covenant or Prepayment/Purchase Provision (in each case whether included as a new provision in a new or existing Material Credit Facility or by way of amendment or other modification of an existing provision or any defined term used therein) not included in this Agreement or that would be more beneficial to the holders of the Notes than any analogous provision included in this Agreement (any such Financial Covenant, an “Additional Financial Covenant”; and any such Prepayment/Purchase Provision, an “Additional Prepayment/Purchase Provision”), then the Company will, within three (3) Business Days after the inclusion of such Additional Financial Covenant or Additional Prepayment/Purchase Provision in such Material Credit Facility, deliver written notice thereof to each holder of a Note. Such notice shall be signed by a Responsible Officer and shall refer to the provisions of this Section 9.9 and shall set forth a verbatim statement of such Additional Financial Covenant or Additional Prepayment/Purchase Provision and any defined terms used therein, and related explanatory calculations, as applicable. Thereupon, unless waived in writing by the Required Holders within three (3) Business Days after receipt of such notice by the holders of the Notes, such Additional Financial Covenant or Additional Prepayment/Purchase Provision (and any related definitions) will be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person, effective as of the date that such Additional Financial Covenant or Additional Prepayment/Purchase Provision became effective under such Material Credit Facility. Thereafter, upon the request of any holder of a Note, the Company will, at its expense, enter into any additional agreement or amendment to this Agreement reasonably requested by such holder evidencing any of the foregoing.

(b)       So long as no Default or Event of Default has occurred and is continuing:

(i)       if any Additional Financial Covenant or Additional Prepayment/Purchase Provision incorporated into this Agreement pursuant to this Section 9.9 is amended or otherwise modified in each relevant Material Credit Facility with the effect that such Additional Financial Covenant or Additional Prepayment/Purchase Provision is made less restrictive or otherwise less onerous on the Company and its Subsidiaries, then such Additional Financial Covenant or Additional Prepayment/Purchase Provision will be deemed so amended in this Agreement, without any further action required on the part of any Person, effective as of the date of such amendment or modification in each relevant Material Credit Facility,

(ii)      if any Additional Financial Covenant or Additional Prepayment/Purchase Provision incorporated into this Agreement pursuant to this Section 9.9 is removed from each relevant Material Credit Facility, then such Additional Financial Covenant or Additional Prepayment/Purchase Provision will be automatically deemed removed from this Agreement, without any further action required on the part of any Person, effective as of the date of such removal from each relevant Material Credit Facility, and

(iii)     if each Material Credit Facility including an Additional Financial Covenant or Additional Prepayment/Purchase Provision incorporated into this Agreement pursuant to this Section 9.9 is terminated and no amounts are outstanding thereunder, then such Additional Financial Covenant or Additional Prepayment/Purchase Provision will be deemed removed from this Agreement, without any further action required on the part of any Person, effective as of the date of such termination, provided that (x) except as provided in Section 17, this Agreement shall not be amended to remove any covenant, undertaking, event of default, restriction or other provision included in this Agreement (other than any Additional Financial Covenant or Additional Prepayment/Purchase Provision included in this Agreement by operation of Section 9.9(a)) or to make any such provision less restrictive on the Company and its Subsidiaries, and (y) if any creditor or agent under any Material Credit Facility is provided any consideration for the amendment or other modification of such Material Credit Facility, then the holders of Notes shall (concurrently with the provision of such consideration to such creditor or agent) be provided with equivalent consideration on a pro rata basis, and no such amendment, modification or removal of such Additional Financial Covenant or Additional Prepayment/Purchase Provision in or from this Agreement shall be effective unless and until such equivalent consideration is provided to the holders of Notes.

For the avoidance of doubt, (1) the covenants set forth in Sections 10.6(a) and (b) constitute Financial Covenants and the provisions in Sections 8.2, 8.5, 8.8, 8.9 and 8.10 hereof constitute Prepayment/Purchase Provisions, (2) each of the Financial Covenants set forth in Sections 10.6(a) and (b) and the Prepayment/Purchase Provisions in Sections 8.2, 8.5, 8.8, 8.9 and 8.10 as of the date of this Agreement (as they may be amended from time to time pursuant to Section 17) shall remain in this Agreement regardless of any such amendment or modification of any Additional Financial Covenant or Additional Prepayment/Purchase Provision in or any such removal of any Additional Financial Covenant or Additional Prepayment/Purchase Provision from any Material Credit Facility, or any such termination of any Material Credit Facility and (3) in the event that any of the circumstances set forth in clauses (b)(i), (ii) or (iii) above shall have occurred and such Additional Financial Covenant or Additional Prepayment/Purchase Provision is not removed or modified as a result of an ongoing Default or Event of Default at such time, then such modification or removal, as applicable, shall automatically occur upon such Default or Event of Default ceasing to be ongoing.

Section 9.10      Status as BDC and RIC. The Company will at all times maintain its status as a “business development company” under the Investment Company Act and its status as a “regulated investment company” under the Code.

Section 9.11      Investment Policies. The Company will at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to the Closing, if such a failure occurs and is not remedied prior to the Closing, then any of the Purchasers may elect not to purchase the Notes on the date of the Closing that is specified in Section 3.

Section 10.     Negative Covenants.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1      Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2       Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)       in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety shall be a solvent corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation, limited liability company or limited partnership, (i) such corporation, limited liability company or limited partnership shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation, limited partnership or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b)       in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; or (2) a solvent corporation, limited liability company or limited partnership (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) or the jurisdiction of organization of such Subsidiary Guarantor, and, if such Subsidiary Guarantor is not such corporation, limited liability company or limited partnership, (A) such corporation, limited liability company or limited partnership shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(c)       each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(d)       immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation, limited partnership or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.

Section 10.3      Line of Business. No Obligor will engage in any business if, as a result, the general nature of the business in which the Obligors, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Obligors, taken as a whole, are engaged on the date of this Agreement.

Section 10.4      Economic Sanctions, Etc. No Obligor will, and no Obligor will permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder or any affiliate of such Purchaser or such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or such holder, or (ii) is prohibited by or subject to sanctions under any Economic Sanctions Laws.

Section 10.5      Liens. No Obligor will directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of such Obligor whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits to secure Indebtedness, except (a) Permitted Encumbrances and (b) other Liens securing Indebtedness in an aggregate amount outstanding not to exceed $10,000,000; provided that notwithstanding the foregoing, no Obligor will secure any Indebtedness outstanding under or pursuant to any Material Credit Facility in reliance on clause (b) above unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to such Obligor from counsel that is reasonably acceptable to the Required Holders.

Section 10.6      Financial Covenants.

(a)     Minimum Consolidated Net Worth. The Company will not permit Shareholders’ Equity as of the last day of any fiscal quarter of the Company to be less than the sum of (i) $444,500,000, plus (ii) 50% of the aggregate net proceeds of the sale of Equity Interests by the Company after May 19, 2022 (other than issuances on account of any convertible Indebtedness (if any) until such Indebtedness is converted into equity).

(b)     Asset Coverage Ratio. The Company will not permit the Asset Coverage Ratio as of the last Business Day of any fiscal quarter of the Company to be less than 1.50:1:00.

Section 10.7      Restricted Payments. The Company will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (a) the Company may make Restricted Payments in the form of Permitted RIC Distributions, (b) at any time other than the Trigger Period the Company may make Restricted Payments so long as (i) at the time such Restricted Payment is made and immediately after giving effect thereto, no Default or Event of Default shall exist and (ii) immediately after giving effect thereto, the Company shall be in compliance on a pro forma basis with the financial covenants set forth in Section 10.6 and any Additional Financial Covenant (determined as of the end of the most recent fiscal quarter of the Company for which financial statements have been provided pursuant to Section 7.1) and (c) during the Trigger Period, the Company may make Restricted Payments in an aggregate amount equal to the sum of (x) the then available Base Reserve Amount and (y) the amount of Section 8.9 Retained Proceeds so long as, in each case under this clause (c), (i) at the time such Restricted Payment is made and immediately after giving effect thereto, no Default or Event of Default shall exist and (ii) immediately after giving effect thereto, the Company shall be in compliance on a pro forma basis with the financial covenants set forth in Section 10.6 and any Additional Financial Covenant (determined as of the end of the most recent fiscal quarter of the Company for which financial statements have been provided pursuant to Section 7.1).

Section 10.8      Asset Sales and Returns on Investments.

(a)       Asset Sales. The Company will not sell, lease or transfer or otherwise dispose of any of its properties or assets (whether by a single transaction or a number of related transactions or whether at the same time or over a period of time) (an “Asset Sale”) during the Trigger Period unless (a) such Asset Sale is for fair market value and not less than 95% of the sale price is received in cash (other than proceeds in the form of loans, equity securities, debt securities or other assets received in connection with a restructuring or similar transaction) and (b) the Company offers a prepayment to each holder of a Note in an amount equal to such holder’s Pro Rata Share of the net cash proceeds from such Asset Sale (other than, in the case of net cash proceeds received by a Subsidiary of the Company, any portion of such net cash proceeds that would constitute Subsidiary Restricted Cash), which prepayment of the Notes shall be in accordance with the terms of Section 8.10.

(b)      Returns on Investments. To the extent that during the Trigger Period the Company or any Subsidiary receives any return or other payment with respect to an Investment (including, without limitation, any payment of principal, interest or fees with respect to an Investment) (collectively, “Investment Returns”), an amount equal to (i) such Investment Returns less (ii) Permitted Funding Amounts will be held by the Company and its applicable Subsidiaries and remain as unrestricted cash on the Company’s and its Subsidiaries’ balance sheets through and including the next Excess Cash Offer Date to occur after its receipt thereof and will be used to make any payments required pursuant to Section 8.9 hereof; provided that, notwithstanding anything to the contrary contained in this Section 10.8(b), the Company may elect to utilize Investment Returns in an aggregate amount not to exceed the then available Base Reserve Amount and the amount of Section 8.9 Retained Proceeds not otherwise applied for any purpose not prohibited by this Agreement.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 on or after the date of this Agreement and prior to the Closing, if such a failure occurs and is not remedied prior to the Closing, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

Section 11.      Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)       the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)       the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)       the Company defaults in the payment of any other amount payable hereunder for more than ten (10) Business Days after the same becomes due and payable; or

(d)       the Company defaults in the performance of or compliance with any term contained in Section 7.1(c), Section 9.5, Section 9.8, Section 10 or any Additional Financial Covenant, unless, in the case of Sections 10.6(a) and (b), after the quarter end date referenced in the quarterly or annual financial statements delivered pursuant Section 7.1(a) or Section 7.1(b) showing a failure to comply with Section 10.6(a) and/or (b) and (i) within fifteen (15) days of the date of delivery of such financial statements, the Company receives, and a Responsible Officer certifies that the Company has received, one or more contributions of capital by holders of its common Equity Interests for the purpose of curing the financial covenants in Sections 10.6(a) and/or (b) (the amount of such contributions, the “Cure Amount”) and any Cure Amount being deemed an increase (i) to (A) net assets in the case of Section 10.6(a) and (b) total assets in the case of Section 10.6(b), in each case, of the Company for the applicable fiscal quarter with no reduction in Indebtedness or liabilities (for purposes of calculating compliance with Sections 10.6(a) and/or (b)) or (ii) within thirty (30) days of the date of delivery of such financial statements, if the Asset Coverage Ratio is not less than 1.35:1.00, the Company presents the holders of the Notes with a reasonably feasible plan for the Company to offer or sell common Equity Interests of the Company, (the “Cure Right”), the proceeds of which shall be deemed received immediately prior to such default and used immediately prior to such default as specified in such plan to enable such default to be cured within 120 calendar days after the end of the applicable quarter or fiscal year to which such financial statements relate, then, once such plan is submitted, the Company shall be deemed to have complied with the relevant covenant under Section 10.6 that gave rise to such default as of the relevant date of determination and each subsequent fiscal quarter within such 120-day period with the same effect as though there had been no failure to comply therewith at such date, and the applicable default that had occurred shall be deemed cured for each such subsequent fiscal quarter for purposes of this Agreement; provided that (i) with respect to the exercise of any Cure Right, if the transaction specified in such plan is not consummated within such 120-day period, it shall constitute an immediate Event of Default, (ii) in no event shall the financial covenants in Sections 10.6(a) and/or (b) be cured by the delivery of Cure Amounts or, in the case of Section 10.6(b), by the exercise of the Cure Rights more than two times during the term of this Agreement, (iii) in no event shall the financial covenants in Sections 10.6(a) and/or (b) be cured by the delivery of Cure Amounts or, in the case of Section 10.6(b), by the exercise of the Cure Right in any two consecutive fiscal quarters (which, in the case of a Cure Right, for the avoidance of doubt, shall not include any subsequent fiscal quarter within any applicable 120 day period) and (iv) in no event shall the financial covenant in Sections 10.6(a) and/or (b) be cured by the delivery of Cure Amounts greater than the amount required to cause the Company to be in pro forma compliance with the financial covenant set forth in Section 10.6(a) and/or (b); provided further that the holders of the Notes agree that from and after their receipt of notice from the Company of its intent to exercise the Cure Right in respect of such default in accordance with this Section 11(d) no holder of the Notes shall impose any Default Rate of interest, accelerate its Notes, or exercise any of its rights or remedies pursuant to Section 12 solely on the basis of the occurrence and continuance of such default during the period from the date of delivery of such notice and until the date that is 120 calendar days after the expiration of the end of the applicable quarter or fiscal year to which such financial statements relate; or

(e)       any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b), (c) and (d)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); or

(f)       any representation or warranty made in writing by or on behalf of any Obligor or by any officer of an Obligor in any Transaction Document or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made unless such breach of representation or warranty is cured (i.e., such that the representation or warranty would be materially correct if made as of the date of cure) within ten (10) Business Days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such breach and (ii) the Company receiving written notice of such breach from any holder of a Note (any such written notice to be identified as a “notice of breach” or “notice of default” and to refer specifically to this Section 11(f)); or

(g)       (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Indebtedness (other than Indebtedness under this Agreement) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Material Indebtedness (other than Indebtedness under this Agreement) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(h)       the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i)        a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

(j)     any event occurs with respect to the Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(h) or Section 11(i), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(h) or Section 11(i); or

(k)     one or more final judgments or orders for the payment of money aggregating in excess of $35,000,000 (or its equivalent in the relevant currency of payment), to the extent not covered by insurance or indemnification as to which a solvent and unaffiliated insurance company has acknowledged coverage, including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(l)     if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(m)     any Obligor or any Person acting on behalf of any Obligor shall contest in any manner the validity, binding nature or enforceability of any Transaction Document, or the obligations of any Obligor under any Transaction Document are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Transaction Document.

Section 12.      Remedies on Default, Etc.

Section 12.1      Acceleration.

(a)       If an Event of Default with respect to any Obligor described in Section 11(h), (i) or (j) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)       If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)       If any Event of Default described in Section 11(a), (b) or (c) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon in at the Default Rate, if applicable) and (y) the Make-Whole Amount determined in respect of such principal amount, shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2      Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3      Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on such Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount applicable to such Notes, if any, and (to the extent permitted by applicable law) any overdue interest in respect of such Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4      No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13.      Registration; Exchange; Substitution of Notes.

Section 13.1      Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2      Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of such Note as forth in Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $200,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $200,000. Unless an Event of Default has occurred and is continuing, Notes may only be transferred (including by pledge or hypothecation) to U.S. Persons, Permitted Foreign Persons or Canadian Persons so long as such Person is any of (A) an existing holder, (B) an Affiliate of an existing holder, (C) a Person who is included on the Permitted Transferee List as of the Closing Date or (D) any third-party managed account or related fund that is advised by an Affiliated manager, advisor or sub-advisor of a Person described in clauses (A), (B) or (C) (each of the foregoing, an “Eligible Transferee”), provided that (i) no Notes may be transferred to a Competitor, (ii) if a Person on the Permitted Transferee List is acquired by a Competitor, such Person shall be deemed removed from the Permitted Transferee List and (iii) if any holder of the Notes is acquired (or otherwise becomes controlled) by a Competitor, then such holder shall not be entitled to receive Confidential Information from and after the date of such acquisition. At any time at which an Event of Default has occurred and is continuing, Notes may be transferred to any U.S. Persons, Permitted Foreign Persons or Canadian Persons other than any Distressed Debt Funds; subject to compliance with applicable securities laws. In connection with any transfer of the Notes, the transferee will furnish to the Company, prior to such transfer, with a certification as to certain matters, in the form set forth as Exhibit A hereto, as well as such information and other documentation as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act; provided that the Company shall not require the delivery of legal opinions in the case of a transfer to (A) an existing holder, (B) an Affiliate of an existing holder, or (C) any third-party managed account or related fund that is advised by an Affiliated manager, advisor or sub-advisor of a Person described in clauses (A) or (B).

If any Person that is not a Qualified Institutional Buyer and a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act, is not a U.S. Person, Permitted Foreign Person or Canadian Person or (other than in the case of a Purchaser) is or becomes (or becomes controlled by) a Competitor, shall become the owner of any Note (any such Person, a “Non-Permitted Holder”), the Company shall promptly after discovery that such Person is a Non-Permitted Holder, send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within thirty (30) days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Notes, the Company shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or such Non-Permitted Holder’s interest in such Notes to a purchaser selected by the Company that is not a Non-Permitted Holder on such terms as the Company may choose. The Company, with the assistance of an independent investment bank of national reputation engaged at the expense of the Company, shall select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. The holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the holder to the Non-Permitted Holder, by their acceptance of an interest in the Notes, agree to cooperate with the Company to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Company, and the Company shall not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion. In the case of any holder (other than in the case of a Purchaser) that becomes (or becomes controlled by) a Competitor after the time it acquired its Notes, the Company may require the sale of such holder’s Notes pursuant to this paragraph at a sale price no less than par and the Company shall pay any costs associated with such sale (including brokers fees and commissions).

For purposes of this Section:

“Canadian Person” means a Person resident, organized or incorporated in Canada.

“Competitor” means any Person that provides investment advice (or acts as general partner) to Private Equity Funds, provided that:

(a)       this definition shall not include any Permitted Transferee or Purchaser or Affiliate thereof unless any such Permitted Transferee or Purchaser or Affiliate thereof is (x) acquired after the Closing Date by a Competitor or (y) formed after the Closing Date and is a Competitor, at which point such Permitted Transferee, Purchaser or Affiliate shall be deemed a Competitor for all purposes hereunder;

(b)       the provision of any such services by a Person to a Plan or Non-U.S. Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by any member of the Group from being transmitted or otherwise made available to such Plan or Non-U.S. Plan or Person owning or controlling such Plan or Non-U.S. Plan; and

(c)       in no event shall an Institutional Investor which maintains passive investments in any Person which is a Competitor be deemed a Competitor; it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor”.

“Distressed Debt Fund” means a fund with a principal strategy of investing in distressed debt.

“Private Equity Fund” means private equity, private credit, private real estate and similar alternative investment funds or vehicles.

“U.S. Person” has the meaning specified under Regulation S under the Securities Act.

Section 13.3      Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)       in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)       in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.      Payments on Notes.

Section 14.1      Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of U.S. Bank National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either a principal office of the Company in the United States or a principal office of a bank or trust company in the United States.

Section 14.2      Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3      FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15.      Expenses, Etc.

Section 15.1      Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket attorneys’ fees of one special counsel for, collectively, the Purchasers and each other holder of a Note, taken as a whole, and, if reasonably required by the Required Holders, one local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Transaction Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Transaction Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Transaction Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any of its Subsidiaries or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, in each case, other than any such judgment, liability, claim, order, decree, fine, cost, fee, expense (including reasonable attorneys' fees and expenses) or obligation that resulted from (x) the bad faith, gross negligence or willful misconduct by such Purchaser or such holder of a Note or (y) a claim between a Purchaser or holder of a Note, on the one hand, and any other Purchaser or holder of a Note, on the other hand (other than claims arising out of any act or omission by the Company and/or its Affiliates). Notwithstanding anything to the contrary, the Company shall not be liable to a Purchaser, or holder of a Note for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the transactions contemplated hereunder or under the Subsidiary Guaranty or any Note asserted by a Purchaser, or a holder of a Note against the Company or any of its Affiliates.

Section 15.2      Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3      Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16.      Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranty embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.      Amendment and Waiver.

Section 17.1      Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)       no amendment or waiver of any of Sections 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)       no amendment or waiver may, without the written consent of each Purchaser directly and adversely affected thereby and the holder of each such Note directly and adversely affected thereby at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on such Notes or (y) the Make-Whole Amount applicable to such Notes, (ii) change the percentage of the principal amount of any Notes the holders of which are required to consent to any amendment or waiver, (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 11(c), 12, 14, 17 or 20 or (iv) change the principal amount of any Notes that the applicable Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to the applicable Closing that appear in Section 4.

Section 17.2      Solicitation of Holders of Notes.

(a)       Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of the applicable Notes.

(b)       Payment. No Obligor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any other Transaction Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder of a Note did not consent to such waiver or amendment.

(c)       Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) any Obligor, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with any Obligor and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of such Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3      Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4      Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

Section 18.      Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by registered or certified mail with return receipt requested (postage prepaid), (b) by an internationally recognized overnight delivery service (charges prepaid) or (c) by e-mail. Any such notice must be sent:

(i)       if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)      if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)     if to the Company, to the Company at the address set forth at the beginning hereof to the attention of Scott J. Bronner (SBronner@stonepoint.com) and Gene Basov (GBasov@stonepoint.com) or at such other address as the Company shall have specified to the holder of each Note in writing, in each case with a copy (which shall not constitute notice) to: Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York, 10001, Attn: Ryan T. Rafferty, Email: rtrafferty@debevoise.com.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.      Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced (except the Notes themselves). The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.      Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Obligors or any of their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any of its Subsidiaries or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its advisors, sub-advisors, investment managers and affiliates (the “Disclosure Parties”) and its and its Disclosure Parties’ respective directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note other than a Competitor, (iv) any Institutional Investor that is an Eligible Transferee to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of any Obligor or any of its Subsidiaries (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Obligor embodying this Section 20.

In the event that as a condition to receiving access to information relating to any Obligor or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and such Obligor, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.      [Reserved].

Section 22.      Miscellaneous.

Section 22.1      Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2      Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10, the definition of “Indebtedness” and any Additional Financial Covenant), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. All pro forma computations required to be made hereunder giving effect to any transaction shall be calculated after giving pro forma effect thereto (and any other transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the last day of the fiscal quarter ending on or immediately prior to the date such pro forma computation is to be made for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or 7.1(b).

Section 22.3      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4      Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5      Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to the Transaction Documents (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and such other Transaction Documents (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Transaction Documents (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any Note Document, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days of such request or such longer period as the requesting Purchaser and the Company may mutually agree).

Section 22.6      Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7      Jurisdiction and Process; Waiver of Jury Trial.

(a)       The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)       The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)       The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)       Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)     THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,
STONE POINT CREDIT CORPORATION

By:	/s/ Michael Winderman
Name:	Michael Winderman
Title:	Vice President

[Signature Page to Notes Purchase Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

ENSIGN PEAK ADVISORS, INC.

By:	/s/ Matthew D. Dall
Name:	Matthew D. Dall
Title:	Head of Credit Research

CLIFTON PARK CAPITAL MANAGEMENT, LLC

By:	/s/ Matthew D. Dall
Name:	Matthew D. Dall
Title:	Head of Credit Research

[Signature Page to Note Purchase Agreement]

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	/s/ Jake Borchert
Name:	Jake Borchert
Title:	Associate, Investments

EVERLY LIFE INSURANCE COMPANY

By:	/s/ Jake Borchert
Name:	Jake Borchert
Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement]

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
Name:	Christopher P. Prestigiacomo
Title:	Head of Private Debt and Venture Capital

[Signature Page to Note Purchase Agreement]

RGA REINSURANCE COMPANY

By:	/s/ Curtis Spillers
Name:	Curtis Spillers
Title:	Vice President-Head of Private Placements

[Signature Page to Note Purchase Agreement]

HARTFORD FIRE INSURANCE COMPANY
HARTFORD ACCIDENT AND INDEMNITY COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
NAVIGATORS INSURANCE COMPANY

By:	Hartford Investment Management Company,
their investment manager

By:	/s/ Brendan J. Sheehy
Name:	Brendan J. Sheehy
Title:	Managing Director

LIFE INSURANCE COMPANY OF THE SOUTHWEST
AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	Hartford Investment Management Company,
their investment manager

By:	/s/ Brendan J. Sheehy
Name:	Brendan J. Sheehy
Title:	Managing Director

KANSAS CITY LIFE INSURANCE COMPANY
GRANGE LIFE INSURANCE COMPANY
OLD AMERICAN INSURANCE COMPANY

By:	Hartford Investment Management Company,
their indvbestment manager

By:	/s/ Brendan J. Sheehy
Name:	Brendan J. Sheehy
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

COMMONWEALTH ANNUITY & LIFE INSURANCE COMPANY

GLOBAL ATLANTIC RE LIMITED

By:	Global Atlantic Financial Company

Signed:	/s/ Gabrielle Grey
Name:	Gabrielle Grey
Title:	Senior Vice President

[Signature Page to Note Purchase Agreement]

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	/s/ Chris Hume
Name:	Chris Hume
Title:	Senior Portfolio Manager, Private Credit National Life Group

[Signature Page to Note Purchase Agreement]

CMFGLIFE INSURANCE COMPANY

By:	MEMBERS Capital Advisors, Inc., (d/b/a TruStage Investment Management) acting as Investment Advisor

By:	/s/ Stan J. Van Aartsen
Name:	Stan J. Van Aartsen
Title:	Managing Director, Investments

[Signature Page to Note Purchase Agreement]

NASSAU LIFE AND ANNUITY COMPANY

By:	New England Asset Management
Its:	Investment Manager

By:	/s/ Ed Ohannessian
Name:	Ed Ohannessian
Title:

FCCI INSURANCE COMPANY

By:	New England Asset Management
Its:	Investment Manager

By:	/s/ Ed Ohannessian
Name:	Ed Ohannessian
Title:

[Signature Page to Note Purchase Agreement]

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:	Blackstone ISG-I Advisors L.L.C., pursuant to powers of attorney now and hereafter granted to it
By:	Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

EVERLAKE LIFE INSURANCE COMPANY

By:	Blackstone ISG-I Advisors L.L.C., pursuant to powers of attorney now and hereafter granted to it
By:	Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

SYMETRA LIFE INSURANCE COMPANY

By:	Resolution Re Ltd., pursuant to powers of attorney now and hereafter granted to it
By:	Blackstone ISG-I Advisors L.L.C., pursuant to powers of attorney now and hereafter granted to it
By:	Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

BLACKSTONE CREDIT TPSF FUND-B LLC

By:	Blackstone Credit TPSF Fund-B LP, its sole member
By:	Blackstone Credit TPSF Associates-B LLC, its general partner
By:	GSO Holdings I LLC, its managing member

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Barings LLC as Investment Adviser

By	ineligiable

WILLIAM PENN LIFE INSURANCE COMPANY OF NEW YORK

By:	Barings LLC, as Investment Adviser on behalf of Somerset Reinsurance Ltd. As Reinsurer and Authorized Party

By	ineligiable

MARTELLO RE LIMITED

By:	Barings LLC as Investment Manager

By	ineligiable

[Signature Page to Note Purchase Agreement]

ATHENE ANNUITY AND LIFE COMPANY

By:	Apollo Insurance Solutions Group LP, its investment adviser
By:	Apollo Capital Management, L.P., its sub adviser
By:	Apollo Capital Management GP, LLC, its General Partner

By	/s/ William Kuesel
Name:	William Kuesel
Title:	Vice President

ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK

By:	Apollo Insurance Solutions Group LP, its investment adviser
By:	Apollo Capital Management, L.P., its sub adviser
By:	Apollo Capital Management GP, LLC, its General Partner

By	/s/ William Kuesel
Name:	William Kuesel
Title:	Vice President

CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By:	Apollo Insurance Solutions Group LP, its investment adviser
By:	Apollo Capital Management, L.P., its sub adviser
By:	Apollo Capital Management

By	/s/ William Kuesel
Name:	William Kuesel
Title:	Vice President

[Signature Page to Note Purchase Agreement]

BANNER LIFE INSURANCE COMPANY

By Legal & General Investment Management America, Inc., its Investment Manager

By:	/s/ Edward Wood
Name:	Edward Wood
Title:	Head of Private Credit Investment, North America

THE BOEING COMPANY EMPLOYEE RETIREMENT PLANS MASTER TRUST

By Legal & General Investment Management America, Inc., its Investment Manager

By:	/s/ Edward Wood
Name:	Edward Wood
Title:	Head of Private Credit Investment, North America

[Signature Page to Note Purchase Agreement]

SUN LIFE ASSURANCE COMPANY OF CANADA, acting through its U.S. Branch

By:	/s/ David Belanger
Name:	David Belanger
Title:	Managing Director

By:	/s/ Elizabeth Thorne
Name:	Elizabeth Thorne
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

ENDURANCE ASSURANCE CORPORATION

By:	Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By:	/s/ David Belanger
Name:	David Belanger
Title:	Managing Director

By:	/s/ Elizabeth Thorne
Name:	Elizabeth Thorne
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

ASCOT SPECIALTY INSURANCE COMPANY

By:	Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By:	/s/ David Belanger
Name:	David Belanger
Title:	Managing Director

By:	/s/ Elizabeth Thorne
Name:	Elizabeth Thorne
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

MID-CONTINENT CASUALTY COMPANY

By:	/s/ Stephen C. Beraha
Name:	Stephen C. Beraha
Title:	Assistant Secretary

GREAT AMERICAN INSURANCE COMPANY

By:	/s/ Stephen C. Beraha
Name:	Stephen C. Beraha
Title:	Assistant Vice President

GREAT AMERICAN CONTEMPORARY INSURANCE COMPANY

By:	/s/ Stephen C. Beraha
Name:	Stephen C. Beraha
Title:	Assistant Vice President

[Signature Page to Note Purchase Agreement]

GARRISON PROPERTY & CASUALTY INSURANCE COMPANY

By:	BlackRock Financial Management, Inc., as investment manager

By:	/s/ Violet Osterberg
Name:	Violet Osterberg
Title:	Managing Director

USAA CASUALTY INSURANCE COMPANY

By:	BlackRock Financial Management, Inc., as investment manager

By:	/s/ Violet Osterberg
Name:	Violet Osterberg
Title:	Managing Director

USAA GENERAL INDEMNITY COMPANY

By:	BlackRock Financial Management, Inc., as investment manager

By:	/s/ Violet Osterberg
Name:	Violet Osterberg
Title:	Managing Director

USAA LIFE INSURANCE COMPANY OF NEW YORK

By:	BlackRock Financial Management, Inc., as investment manager

By:	/s/ Violet Osterberg
Name:	Violet Osterberg
Title:	Managing Director

USAA LIFE INSURANCE COMPANY

By:	BlackRock Financial Management, Inc., as investment manager

By:	/s/ Violet Osterberg
Name:	Violet Osterberg
Title:	Managing Director

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:	BlackRock Financial Management, Inc., as investment manager

By:	/s/ Violet Osterberg
Name:	Violet Osterberg
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:	Corebridge Institutional Investments (U.S.), LLC, as Investment Adviser

By:	/s/ Craig Moody
Name:	Craig Moody
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Monica Heyl
Name:	Monica Heyl
Title:	Investment Officer

[Signature Page to Note Purchase Agreement]

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2024 Note Purchase Agreement” means that certain Note Purchase Agreement, dated September 17, 2024, by and among the Company and the purchasers listed therein.

“2024 Senior Notes” means the senior notes issued by the Company under the 2024 Note Purchase Agreement.

“Acceptable Rating Agency” means (a) Fitch Ratings Inc., Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, DBRS, Inc. (or any rating agency entity doing business under the brand name “DBRS Morningstar”), or Kroll Bond Rating Agency, LLC, or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Additional Financial Covenant” is defined in Section 9.9(a).

“Additional Prepayment/Purchase Provision” is defined in Section 9.9(a).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

SCHEDULE A

(to Note Purchase Agreement)

“Applicable Rate” means, with respect to each Note, (a) commencing on the date on which the Notes do not have an Investment Grade Rating and ending on the date on which the Notes have an Investment Grade Rating, (i) with respect to Series A Notes, 7.03% per annum and (ii) with respect to Series B Notes, 7.26% per annum and (b) at all other times (i) with respect to Series A Notes, 6.03% per annum and (ii) with respect to Series B Notes, 6.26% per annum; provided that, in each case, commencing with the last day of any quarterly or annual period for which financial statements are required to be delivered pursuant to Section 7.1, (i) the applicable rate per annum determined by clause (b) of this definition shall be increased by an additional 1.50% per annum any time (x) the Secured Debt Percentage as of the last day of the most recently ended fiscal quarter exceeds the Secured Debt Threshold or (y) the Company fails to deliver the financial statements and related Officer’s Certificate as and when required pursuant to Section 7.1 and Section 7.2 with respect to the most recently ended quarterly or annual period and (ii) the applicable rate per annum determined by clause (a) of this definition shall be increased by an additional 1.00% per annum any time (x) the Secured Debt Percentage as of the last day of the most recently ended fiscal quarter exceeds the Secured Debt Threshold or (y) the Company fails to deliver the financial statements and related Officer’s Certificate as and when required pursuant to Section 7.1 and Section 7.2 with respect to the most recently ended quarterly or annual period. Any increase in the Applicable Rate resulting from a change in the Secured Debt Percentage or failure to deliver financial statements and the related Officer’s Certificate as and when required pursuant to Section 7.1 and Section 7.2, as applicable, shall (i) become effective from and including the last day of the fiscal quarter for which such financial statements and related Officer’s Certificate have been delivered or are due, as applicable, and (ii) terminate on the date on which the Company delivers financial statements and an Officer’s Certificate pursuant to Section 7.1 and Section 7.2, as applicable, demonstrating that the Secured Debt Percentage, computed as of the last day of the most recently ended fiscal quarter, does not exceed the Secured Debt Threshold.

“Asset Coverage Ratio” means, as of any date of determination, the ratio determined on a consolidated basis for the Company and its Subsidiaries, without duplication, of (a) the value of the total assets of the Company and its Subsidiaries, less all liabilities and indebtedness not represented by senior securities to (b) the aggregate amount of senior securities representing indebtedness of Company and its Subsidiaries (including any Indebtedness outstanding under this Agreement and the Notes), in each case as determined pursuant to the Investment Company Act and any orders of the SEC issued to or with respect to the Company thereunder, including any exemptive relief granted by the SEC with respect to the indebtedness of any Person.

“Asset Sale” is defined in Section 10.8(a).

“Base Reserve Amount” means $15,000,000, minus the sum of (x) the aggregate amount of Restricted Payments and any other distributions in the form of a return of capital, in each case, made by the Company in reliance on Section 10.7(c)(x) and (y) the aggregate amount of Investment Returns that the Company elects to apply for purposes not prohibited by this Agreement in reliance on the proviso to Section 10.8(b).

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under Economic Sanctions Laws, (c) a Canada Blocked Person or (d) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a), (b) or (c).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Canada Blocked Person” means (a) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (b) a Person identified in or pursuant to (i) Part II.1 of the Criminal Code (Canada), as amended or (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended or (iii) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or (iv) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (b) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.

“Canadian Economic Sanctions Laws” means those laws, including enabling legislation, orders in council or other regulations administered and enforced by Canada or a political subdivision of Canada pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including Part II.1 of the Criminal Code (Canada), as amended, the Special Economic Measures Act (Canada), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended, the United Nations Act (Canada), as amended, the Export and Import Permits Act (Canada), as amended, and the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, and including all regulations promulgated under any of the foregoing, or any other similar sanctions program or action.

“Canadian Person” is defined in Section 13.2.

“Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the Closing Date), other than one or more of the Permitted Holders, shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing Date), directly or indirectly, of shares of capital stock having more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding shares of capital stock in the Company or (b) the Investment Adviser shall cease to be the investment adviser of the Company for any reason.

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.1.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Competitor” is defined in Section 13.2.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Debt Rating” means the debt rating for the Notes as determined from time to time by any Acceptable Rating Agency.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum for the Notes that is 2.00% above the then Applicable Rate with respect to such Note.

“Disclosure Documents” is defined in Section 5.3.

“Economic Sanctions Laws” means U.S. Economic Sanctions Laws or Canadian Economic Sanctions Laws.

“Eligible Transferee” is defined in Section 13.2.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. As used in this Agreement, “Equity Interests” shall not include convertible Indebtedness unless and until such Indebtedness has been converted to capital stock.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under § 414 of the Code.

“Event of Default” is defined in Section 11.

“Excess Cash” means, as of any date of determination, an amount equal to the difference between (a) the total amount of unrestricted cash reflected on the consolidated balance sheet of the Company and its Subsidiaries (including, without limitation, cash attributable to Investment Returns) and (b) the Excess Cash Reserves as of such date of determination; provided that, in no event shall the determination of the total amount of unrestricted cash for purposes of clause (a) hereof include any Subsidiary Restricted Cash.

“Excess Cash Calculation Date” means the Trigger Date and the last day of each fiscal quarter of the Company after the Trigger Date.

“Excess Cash Offer Date” means the Trigger Date and the tenth (10th) Business Day following the end of each fiscal quarter of the Company ending after the Trigger Date.

“Excess Cash Reserves” means, as of any date of determination, an amount equal to the sum of (a) the Base Reserve Amount and (b) an amount established by the Company in its good faith judgment as being appropriate to allow the Company and its Subsidiaries to satisfy its anticipated monetary obligations, including in respect of expenses, interest payments owing under any indebtedness, upcoming Permitted RIC Distributions, and unfunded commitments of the Company or any of its Subsidiaries under any financing agreement, all consistent with past practices.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction or other provision, including in related definitions) that requires the Company or any Subsidiary to achieve or maintain a stated level of financial condition or performance and includes, without limitation, any requirement that the Company or any Subsidiary:

(a)       maintain a specified level of net worth, shareholders’ equity, total assets, unencumbered assets, cash flow or net income;

(b)       maintain any relationship of any component of its capital structure to any other component thereof (including, without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth); or

(c)       maintain any measure of its ability to service its indebtedness (including, without limitation, exceeding any specified ratio of revenues, cash flow or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness).

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)       the government of

(i)       the United States of America or any state or other political subdivision thereof, or

(ii)      any other jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)      any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)       to purchase such indebtedness or obligation or any property constituting security therefor;

(b)       to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)       to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)       otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided that if such Person is a nominee, then for the purposes of Sections 7, 8.8, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, as to any Person, whether or not contingent but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) every currently payable reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (e) every obligation of such Person under any lease which under GAAP (for this purpose without giving effect to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board) is required to be capitalized as an obligation on a balance sheet of the Person in question; (f) the net obligations of such Person under any Swap Contract; and (g) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of another Person of the type described in clauses (a) through (f) above, in any manner, whether directly or indirectly.

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (g) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.

“Investment Adviser” means Stone Point Credit Adviser LLC, a Delaware limited liability company, or any other investment adviser controlled by or under common control with the Company.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder from time to time.

“Investment Grade Rating” means a rating assigned to the Notes from an Acceptable Rating Agency equal to or higher than (a) BBB- (or the equivalent) by Fitch Ratings Inc., S&P Global Ratings, a division of S&P Global, DBRS, Inc. (or any rating agency entity doing business under the brand name “DBRS Morningstar”), or Kroll Bond Rating Agency, LLC, or (b) Baa3 by Moody’s Investors Service, Inc.; provided that (x) if the Company has obtained a Debt Rating on the Notes from two Acceptable Rating Agencies and the then lower of the most recent Debt Ratings from such Acceptable Rating Agencies that are in full force and effect (not having been withdrawn) is less than Investment Grade, then the Notes shall be deemed not to have an “Investment Grade Rating”, (y) if the Company has obtained a Debt Rating on the Notes from three or more Acceptable Rating Agencies and the then second lowest of the most recent Debt Ratings from such Acceptable Rating Agencies that is in full force and effect (not having been withdrawn) is less than Investment Grade, then the Notes shall be deemed not to have an “Investment Grade Rating” (provided, for the avoidance of doubt, if two or more of the most recent Debt Ratings are equal or equivalent as the lowest such Debt Rating, then one of such equal or equivalent Debt Ratings will be deemed to be the second lowest Rating for purposes of such determination) and (z) if the Company shall have failed to receive and deliver to the holders of the Notes a Debt Rating for the Notes from at least one Acceptable Rating Agency, as required pursuant to Section 9.8, then the Notes shall be deemed not to have an “Investment Grade Rating”.

“Investment Policies” means, with respect to the Company, the investment objectives, policies, restrictions and limitations as set forth in the Company’s Form 10-K for the year ended December 31, 2023, as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time.

“Investment Return” is defined in Section 10.8(b).

“IPO” means, the issuance, sale or listing of common equity interests of the Company pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone, in connection with an underwritten or secondary public offering or otherwise) and such equity interests are listed on a nationally-recognized securities exchange in the U.S.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease required to be classified and accounted for as such on a balance sheet of the Person in question under GAAP (for this purpose without giving effect to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board), upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Make-Whole Period End Date” is defined in Section 8.2.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligors, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of any of the Transaction Documents.

“Material Credit Facility” means, as to the Company or any of its Subsidiaries, (a) the 2024 Senior Notes and (b) any other agreement(s) creating or evidencing Material Indebtedness of the Company or any of its Subsidiaries for borrowed money, or in respect of which the Company or any of its Subsidiaries is an obligor or otherwise provides a guarantee or other credit support, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Material Indebtedness” means Indebtedness of a Person, in the aggregate principal amount outstanding (or Net Mark-to-Market Exposure) or available for borrowing exceeding $35,000,000 (or its equivalent in the relevant currency of payment) under a single instrument or agreement.

“Maturity Date” is defined in the first paragraph of each Note.

“Multiemployer Plan” means any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

“NAIC” means the National Association of Insurance Commissioners.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Contracts. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Contract as of the date of determination (assuming the Swap Contract were to be terminated as of that date), and “unrealized profits” mean the fair market value of the gain to such Person of replacing such Swap Contract as of the date of determination (assuming such Swap Contract were to be terminated as of such date).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“Obligors” means, collectively, the Company and each Subsidiary Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Encumbrances” means (a) Liens for taxes not yet due or the payment of which is not at the time required by Section 9.4; (b) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not yet due or the payment of which is not at the time required by Section 9.4 or which do not in the aggregate have a material adverse effect on the value or use of property encumbered thereby; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts (other than for obligations for the payment of borrowed money), leases (other than capital lease obligations required to be classified and accounted for as such on a balance sheet of the Person in question under GAAP (for this purpose without giving effect to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board)), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, and ground leases in respect of real property on which facilities owned or leased by the Company and its Subsidiaries are located; (f) any attachment or judgment Lien unless the judgment it secures would constitute an Event of Default under subparagraph (k) of Section 11; (g) Liens securing Indebtedness (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (iv) for the fees and expenses of a bank or securities intermediary in maintaining deposit accounts or securities accounts; (h) Liens arising from precautionary Uniform Commercial Code financing statement filings; (i) Liens with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and (j) Liens on the Company’s right to make capital calls in connection with the Subscription Facility and other Liens disclosed in Schedule 5.15.

“Permitted Foreign Person”’ means any Person that is non-U.S. person (other than any Canadian Person) for U.S. federal income tax purposes and who has delivered to the Company and any applicable withholding agent an appropriate IRS Form W-8 (or successor forms), in a form reasonably satisfactory to the Company, and the interest payable to such Pereson on the Notes would be exempt from U.S. federal tax withholding, either under the U.S. domestic portfolio interest exemption under section 881(c) of the Code or under a double tax treaty between the U.S. and the applicable jurisdiction of such Person.

“Permitted Funding Amount” means, as to the Company or any Subsidiary, any commitment of the Company or such Subsidiary to make an Investment in any non-Affiliate, so long as such commitment to make such Investment existed on or prior to the Trigger Date.

“Permitted Holders” means (a) Stone Point Credit Adviser LLC, (b) SPC Field Credit GP Holdings LLC or (c) any Affiliate of Stone Point Credit Adviser LLC or SPC Field Credit GP Holdings LLC.

“Permitted RIC Distributions” means properly declared and paid dividends and distributions in either case in cash or other property (excluding for this purpose the Company’s common stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Company in amounts not to exceed 105% of the amount that is estimated in good faith by the Company (i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Company’s eligibility to be taxed as a “regulated investment company” for any such taxable year, (ii) to reduce to zero for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to reduce to zero its federal excise taxes for such calendar year (or for the previous calendar year) imposed by Section 4982 of the Code (or any successor thereto).

“Permitted Transferee” means the list of insurance company private placement market participants specified in Schedule B attached hereto and any Affiliate thereof whose name is recognizably related to such Person.

“Permitted Transferee List” means the list of insurance company private placement market participants specified in Schedule B attached hereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Placement Agent” is defined in Section 6.3.

“Prepayment/Purchase Provision” means, in respect of any Material Credit Facility, any prepayment provision, offer of prepayment provision or provision relating to the purchase of the Indebtedness under such Material Credit Facility.

“Private Equity Fund” is defined in Section 13.2.

“Private Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private debt rating for the Notes, which (a) sets forth the Debt Rating for the Notes, (b) refers to the Private Placement Number issued by PPN CUSIP Unit of CUSIP Global Services in respect of the Notes, (c) addresses the likelihood of payment of both principal and interest on the Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on the Notes or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), and (d) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other regulatory authority having jurisdiction over any holder of any Notes.

“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Private Rating for the Notes, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other regulatory authority having jurisdiction over any holder of any Notes.

“Pro Rata Share” means with respect to (a) the amount of net cash proceeds of an Asset Sale subject to prepayment under Section 8.10 or (b) the amount of Excess Cash subject to prepayment under Section 8.9 (such amount under clause (a) or clause (b), the “Total Proceeds Amount”), a portion of the Total Proceeds Amount for such prepayment calculated for each holder of Note as of the applicable prepayment date equal to the result of: (i) such Total Proceeds Amount, multiplied by (ii) a fraction equal to the quotient of (A) the aggregate outstanding principal amount of the Notes held by such holder, divided by (B) the sum of the aggregate outstanding principal amount of Indebtedness under the Notes plus the aggregate outstanding principal amount of Indebtedness under any other Material Credit Facility (including, without limitation, the 2024 Senior Notes) requiring a prepayment or an offer of prepayment from such Excess Cash or from the net cash proceeds of such Asset Sale.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2); provided that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of Notes at the time outstanding (exclusive of the applicable Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Section 8.8 Proposed Prepayment Date” is defined in Section 8.8(b).

“Section 8.9 Proposed Prepayment Date” is defined in Section 8.9(b).

“Section 8.9 Retained Proceeds” means the amount of Excess Cash offered to prepay the Notes pursuant to Section 8.9, which the holders of such Notes declined to accept.

“Section 8.10 Proposed Prepayment Date” is defined in Section 8.10(b).

“Secured Debt Percentage” means, as of any date of determination, on a consolidated basis for the Company and its Subsidiaries, the percentage determined by calculating the aggregate amount of Indebtedness (excluding, for the avoidance of doubt, Indebtedness (x) in respect of undrawn commitments under any credit facility and (y) under the Subscription Facility) of the Company and its Subsidiaries that is secured in any manner by any Lien on any property as of such date, to the value of total assets of the Company and its Subsidiaries on such date.

“Secured Debt Threshold” means 50%.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, finance director, treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Shareholders’ Equity” means, as of any date of determination, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity or net assets, as applicable, for the Company and its consolidated Subsidiaries at such date.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America or Canada pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under Economic Sanctions Laws.

“Subscription Facility” means that certain Revolving Credit Agreement, dated as of December 29, 2020, among the Company, the other borrowers from time to time party thereto, the lenders from time to time party thereto and Capital One, National Association, as administrative agent and including any renewals, extensions, replacement or refinancing thereof, in each case, in an aggregate outstanding principal amount not to exceed $65,000,000 at any time.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Subsidiary Restricted Cash” means, as of any date of determination, the amount of unrestricted cash of any Subsidiary of the Company that is in excess of the maximum amount of cash that such Subsidiary is permitted to distribute to the Company in compliance with such Subsidiary’s Material Credit Facilities.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Transaction Document” means any of this Agreement, any Subsidiary Guaranty and the Notes.

“Trigger Date” means December 21, 2027 (or, if such date is validly extended in accordance with all applicable laws, such later date so long as the holders of the Notes have received a notice of such later date no later than December 15, 2027).

“Trigger Period” means the period from the Trigger Date through and until the consummation of the IPO.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“U.S. Person” is defined in Section 13.2.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

SCHEDULE B

Permitted Transferee List

Each of the following entities and any insurance companies within the family of an entity listed below which are U.S. Persons, Permitted Foreign Persons or Canadian Persons.

1.	Aegon N.V.

2.	AIMCO

3.	Allianz Life Insurance Company of North America

4.	Allstate

5.	American Equity Investment Life Insurance Company

6.	American Financial Group, Inc. and/or American Money Management Corporation

7.	American International Group, Inc.

8.	American Republic Insurance Company

9.	Ameritas Life Insurance Corp.

10.	American United Life Insurance Company

11.	Ascot Specialty Insurance Company

12.	AXIS Capital

13.	Barings LLC

14.	Blackstone

15.	Blue Cross and Blue Shield of Florida, Inc.

16.	Brighthouse Financial, Inc.

17.	Catholic United Financial

18.	Cigna Corporation

19.	Cigna Investments, Inc.

20.	Conning

21.	Constitution Life Insurance Company

SCHEDULE B

(to Note Purchase Agreement)

22.	Corebridge Financial, Inc.

23.	Corporate Solutions Life Reinsurance Company

24.	Country Life Insurance Company

25.	Credit Union National Association

26.	CUNA Mutual

27.	Dai-Ichi Frontier Life Insurance Company

28.	Delaware Life

29.	Endurance Assurance Corporation

30.	Equitable Financial Life Insurance Company

31.	Equitable Financial Life Insurance Company of America

32.	Equitrust Life Insurance Company

33.	Farm Bureau Life Insurance Company

34.	Farm Bureau Property & Casualty Company

35.	Federated

36.	FWD Life Insurance Company

37.	Genworth Financial Inc.

38.	Great West Life Assurance Company

39.	Guarantee Trust Life Insurance Company

40.	Guggenheim

41.	Hartford Accident and Indemnity Company

42.	Hartford Fire Insurance Company

43.	Hartford Investment Management Company

44.	Hartford Life and Accident Insurance Company

45.	Independence Life and Annuity Company

46.	John Hancock Financial Services

47.	Knights of Columbus

48.	Kuvare

49.	Legal & General

50.	The Lincoln National Life Insurance Company

51.	Macquarie Investment Management Advisors

52.	Manulife Financial

53.	Massachusetts Mutual Life Insurance Company

54.	Metlife

55.	Metropolitan Tower Life Insurance Company

56.	Minnesota Life Insurance Company

57.	Mitsui Sumitomo Primary Life Insurance Company

58.	Modern Woodmen of America

59.	Mutual of Omaha Insurance Company

60.	Mutual Trust Life Insurance Company

61.	Nassau Asset Management LLC

62.	Nassau Life and Annuity Company

63.	Nassau Life Insurance Company

64.	National Life Insurance Company

65.	Nationwide Mutual Insurance Company

66.	Nationwide Life Insurance Company

67.	Navigators Insurance Company

68.	New York Life Insurance Company

69.	Nuveen, LLC

70.	Nuveen Alternatives Advisors LLC

71.	Ohio National Life Assurance Corporation

72.	OneAmerica Financial Partners, Inc.

73.	Pacific Life Insurance Company

74.	Pan-American International Insurance Company

75.	Pan-American Life Insurance Company

76.	PHL Variable Insurance Company

77.	Pioneer Mutual Life Insurance Company

78.	PPM America

79.	Primerica Life Insurance Company

80.	Principal Financial Services, Inc.

81.	Professional Insurance Company

82.	Prudential Assurance Company Singapore (Pte) Limited

83.	Prudential Financial, Inc

84.	The Prudential Insurance Company of America

85.	RGA

86.	Rothesay

87.	Securian Life Insurance Company

88.	Sentinal

89.	Southern Farm Bureau Life Insurance Company

90.	State Farm Life Insurance Company

91.	State of Wisconsin Investment Board

92.	Sumitomo Life Insurance Company

93.	Sun Life Assurance Company of Canada

94.	Sun Life Financial Inc.

95.	Sun Life and Health Insurance Company (U.S.)

96.	Sun Life Financial (U.S.) Reinsurance Company

97.	Sun Life Financial (U.S.) Reinsurance Company II

98.	Sun Life Insurance (Canada) Limited

99.	Teachers Insurance and Annuity Association of America

100.	The Guardian Life Insurance Company of America

101.	The Northwestern Mutual Life Insurance Company

102.	The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account

103.	The Ohio National Life Insurance Company

104.	The Principal Financial Group

105.	The State Life Insurance Company

106.	Thrivent Financial

107.	Thrivent Financial for Lutherans

108.	Trustmark Insurance Company

109.	T&D Financial Life Insurance Company

110.	UnitedHealthcare Insurance Company

111.	United of Omaha Life Insurance Company

112.	United Services Automobile Association

113.	Unum Group

114.	Unum Life Insurance Company of America

115.	USAA Life Insurance Company

116.	Voya Financial

117.	Voya Investment Management LLC

SCHEDULE 1-A

[FORM OF SERIES A SENIOR NOTE]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE COMPANY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT TO A U.S. PERSON, PERMITTED FOREIGN PERSON OR CANADIAN PERSON WHO (I) IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (II) IS A QUALIFIED PURCHASER AS DEFINED IN THE 1940 ACT AND REGULATIONS THEREUNDER PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (III) EXCEPT DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, IS AN ELIGIBLE TRANSFEREE AND (IV) EXCEPT DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, IS NOT A COMPETITOR, AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, IS NOT A DISTRESSED DEBT FUND, EACH AS DEFINED IN THE NOTE PURCHASE AGREEMENT REFERRED TO BELOW, IN EACH CASE IN A PRINCIPAL AMOUNT OF NOT LESS THAN $200,000 OR SUCH LESSER AMOUNT THAT REPRESENTS ITS ENTIRE HOLDING, AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO MANDATORY SALE BY ANY HOLDER TO WHOM THIS NOTE MAY BE TRANSFERRED IN VIOLATION OF THE FOREGOING RESTRICTIONS.IN CONNECTION WITH ANY TRANSFER OF THE NOTES, THE TRANSFEREE WILL FURNISH TO THE COMPANY, PRIOR TO SUCH TRANSFER, A CERTIFICATION AS TO CERTAIN MATTERS, IN THE FORM SET FORTH IN EXHIBIT A TO THE NOTE PURCHASE AGREEMENT, AS WELL AS SUCH INFORMATION AND OTHER DOCUMENTATION AS THE COMPANY MAY REASONABLY REQUIRE (OTHER THAN LEGAL OPINIONS IN THE CASE OF CERTAIN TRANSFERS SPECIFIED IN THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW)) TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THAT SUCH TRANSFER WILL NOT REQUIRE THE COMPANY TO REGISTER AS AN INVESTMENT COMPANY UNDER THE 1940 ACT.

STONE POINT CREDIT CORPORATION

SERIES A SENIOR NOTE DUE 2028

No. RA-[_____]	[___________ ____]
$[_______]	PPN 86172* AC5

FOR VALUE RECEIVED, the undersigned, STONE POINT CREDIT CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on May 15, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the Applicable Rate from the date hereof, payable semiannually, on the 15th day of May and November in each year, commencing with the 15th day of May or the 15th day of November next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable in accordance with terms of the Note Purchase Agreement, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum equal to the Default Rate as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at U.S. Bank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated March 21, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

STONE POINT CREDIT CORPORATION

By:
Name:
Title:

SCHEDULE 1-B

[FORM OF SERIES B SENIOR NOTE]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE COMPANY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT TO A U.S. PERSON, PERMITTED FOREIGN PERSON OR CANADIAN PERSON WHO (I) IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (II) IS A QUALIFIED PURCHASER AS DEFINED IN THE 1940 ACT AND REGULATIONS THEREUNDER PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (III) EXCEPT DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, IS AN ELIGIBLE TRANSFEREE AND (IV) EXCEPT DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, IS NOT A COMPETITOR, AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, IS NOT A DISTRESSED DEBT FUND, EACH AS DEFINED IN THE NOTE PURCHASE AGREEMENT REFERRED TO BELOW, IN EACH CASE IN A PRINCIPAL AMOUNT OF NOT LESS THAN $200,000 OR SUCH LESSER AMOUNT THAT REPRESENTS ITS ENTIRE HOLDING, AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO MANDATORY SALE BY ANY HOLDER TO WHOM THIS NOTE MAY BE TRANSFERRED IN VIOLATION OF THE FOREGOING RESTRICTIONS.IN CONNECTION WITH ANY TRANSFER OF THE NOTES, THE TRANSFEREE WILL FURNISH TO THE COMPANY, PRIOR TO SUCH TRANSFER, A CERTIFICATION AS TO CERTAIN MATTERS, IN THE FORM SET FORTH IN EXHIBIT A TO THE NOTE PURCHASE AGREEMENT, AS WELL AS SUCH INFORMATION AND OTHER DOCUMENTATION AS THE COMPANY MAY REASONABLY REQUIRE (OTHER THAN LEGAL OPINIONS IN THE CASE OF CERTAIN TRANSFERS SPECIFIED IN THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW)) TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THAT SUCH TRANSFER WILL NOT REQUIRE THE COMPANY TO REGISTER AS AN INVESTMENT COMPANY UNDER THE 1940 ACT.

STONE POINT CREDIT CORPORATION

SERIES B SENIOR NOTE DUE 2030

No. RA-[_____]	[___________ ____]
$[_______]	PPN 86172* AD3

FOR VALUE RECEIVED, the undersigned, STONE POINT CREDIT CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on May 15, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the Applicable Rate from the date hereof, payable semiannually, on the 15th day of May and November in each year, commencing with the 15th day of May or the 15th day of November next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable in accordance with terms of the Note Purchase Agreement, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum equal to the Default Rate as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at U.S. Bank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated March 21, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

STONE POINT CREDIT CORPORATION

By:
Name:
Title:

SCHEDULE 1

(to Note Purchase Agreement)

SCHEDULE 5.3

DISCLOSURE MATERIALS

1.	Offering Letter, dated as of February 18, 2025.

2.	Investor Presentation, delivered in February 2025.

3.	Form 10-K for Fiscal Year ended December 31, 2020, filed with the United States Securities and Exchange Commission..

4.	Form 10-K for Fiscal Year ended December 31, 2021, filed with the United States Securities and Exchange Commission.

5.	Form 10-K for Fiscal Year ended December 31, 2022, filed with the United States Securities and Exchange Commission.

6.	Form 10-K for Fiscal Year ended December 31, 2023, filed with the United States Securities and Exchange Commission.

7.	Form 10-Q for Quarterly Period ended March 31, 2021, filed with the United States Securities and Exchange Commission.

8.	Form 10-Q for Quarterly Period ended June 30, 2021, filed with the United States Securities and Exchange Commission.

9.	Form 10-Q for Quarterly Period ended September 30, 2021, filed with the United States Securities and Exchange Commission.

10.	Form 10-Q for Quarterly Period ended March 31, 2022, filed with the United States Securities and Exchange Commission.

11.	Form 10-Q for Quarterly Period ended June 30, 2022, filed with the United States Securities and Exchange Commission.

12.	Form 10-Q, for Quarterly Period ended September 30, 2022, filed with the United States Securities and Exchange Commission.

13.	Form 10-Q for Quarterly Period ended March 31, 2023, filed with the United States Securities and Exchange Commission.

14.	Form 10-Q for Quarterly Period ended June 30, 2023, filed with the United States Securities and Exchange Commission.

15.	Form 10-Q, for Quarterly Period ended September 30, 2023, dated November 13, 2023

SCHEDULE 5.3

(to Note Purchase Agreement)

16.	Form 10-Q for Quarterly Period ended March 31, 2024, filed with the United States Securities and Exchange Commission.

17.	Form 10-Q for Quarterly Period ended June 30, 2024, filed with the United States Securities and Exchange Commission.

18.	Form 10-Q for Quarterly Period ended September 30, 2024, filed with the United States Securities and Exchange Commission.

19.	Quarterly Income Statement for each quarter commencing from the last day of the fourth quarter of financial year ending 2020 to the last day of third quarter for the financing year ending 2024.

20.	Schedule of Investments as of December 31, 2024.

21.	Surveillance Report, dated as of April 19, 2024, issued by KBRA.

SCHEDULE 5.3

(to Note Purchase Agreement)

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND
OWNERSHIP OF SUBSIDIARY STOCK

(a)(i)      Subsidiaries:

Name	Jurisdiction	% of Shares	Subsidiary Guarantor (Yes/No)
SPCC Funding I LLC	Delaware	100%	No
SPCC Funding II LLC	Delaware	100%	No

(a)(ii)      The Company’s Directors and Senior Officers:

Board of Directors:

•	Scott J. Bronner

•	David J. Wermuth

•	Jennifer Burleigh

•	Scott Heberton

•	Peter Roth

Senior Officers:

•	Steven Henke: Chief Financial Officer

•	Brian J. Rooder: Chief Compliance Officer and Secretary

•	Scott J. Bronner: President

•	David J. Wermuth: Chairman

(b)     Capital Stock and Equity Interests:

Owner	Issuer	Jurisdiction	% of Capital Stock / Equity Interest
Stone Point Credit Corporation	SPCC Funding I LLC	Delaware	100%
Stone Point Credit Corporation	SPCC Funding II LLC	Delaware	100%

SCHEDULE 5.4

(to Note Purchase Agreement)

(d)     Subsidiary Restrictions:

•	Loan and Security Agreement, dated as of June 28, 2021 (as amended, modified or supplemented from time to time), among SPCC Funding I LLC, as Company, the Lenders party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent and Stone Point Credit Advisor LLC, as Portfolio Manager.

•	Credit Agreement, dated as of August 14, 2023 (as amended, modified or supplemented from time to time), among SPCC Funding II LLC, as Borrower, the Lenders party thereto, Goldman Sachs Bank USA, as Syndication Agent and Administrative Agent, U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral Administrator, and U.S. Bank National Association, as Collateral Custodian.

SCHEDULE 5.4

(to Note Purchase Agreement)

SCHEDULE 5.5

FINANCIAL STATEMENTS

1.	Form 10-K for Fiscal Year ended December 31, 2020, filed with the United States Securities and Exchange Commission..

2.	Form 10-K for Fiscal Year ended December 31, 2021, filed with the United States Securities and Exchange Commission.

3.	Form 10-K for Fiscal Year ended December 31, 2022, filed with the United States Securities and Exchange Commission.

4.	Form 10-K for Fiscal Year ended December 31, 2023, filed with the United States Securities and Exchange Commission.

5.	Form 10-Q for Quarterly Period ended March 31, 2021, filed with the United States Securities and Exchange Commission.

6.	Form 10-Q for Quarterly Period ended June 30, 2021, filed with the United States Securities and Exchange Commission.

7.	Form 10-Q for Quarterly Period ended September 30, 2021, filed with the United States Securities and Exchange Commission.

8.	Form 10-Q for Quarterly Period ended March 31, 2022, filed with the United States Securities and Exchange Commission.

9.	Form 10-Q for Quarterly Period ended June 30, 2022, filed with the United States Securities and Exchange Commission.

10.	Form 10-Q, for Quarterly Period ended September 30, 2022, filed with the United States Securities and Exchange Commission.

11.	Form 10-Q for Quarterly Period ended March 31, 2023, filed with the United States Securities and Exchange Commission.

12.	Form 10-Q for Quarterly Period ended June 30, 2023, filed with the United States Securities and Exchange Commission.

13.	Form 10-Q, for Quarterly Period ended September 30, 2023, dated November 13, 2023

14.	Form 10-Q for Quarterly Period ended March 31, 2024, filed with the United States Securities and Exchange Commission.

SCHEDULE 5.5

(to Note Purchase Agreement)

15.	Form 10-Q for Quarterly Period ended June 30, 2024, filed with the United States Securities and Exchange Commission.

16.	Form 10-Q for Quarterly Period ended September 30, 2024, filed with the United States Securities and Exchange Commission.

17.	Quarterly Income Statement for each quarter commencing from the last day of the fourth quarter of financial year ending 2020 to the last day of third quarter for the financing year ending 2024.

SCHEDULE 5.5

(to Note Purchase Agreement)

Schedule 5.15

Existing Indebtedness of the Company and its Subsidiaries

Obligor(s)	Creditor	CUSIP or ISIN (if applicable)	Description of Indebtedness	Interest Rate(s)	Collateral	Final Maturity	Maximum Facility Size
SPCC Funding I LLC	JPMorgan Chase Bank, National Association	N/A	Revolving Credit Facility	Tranche A: LIBOR + 2.45% per annum (with slight variations for non-USD borrowings) Tranche B: SOFR + 2.45%	Substantially all assets of SPCC Funding I LLC, as more fully described in the credit agreement and loan documents governing such facility.	June 27, 2029	$850 million

SCHEDULE 5.15

(to Note Purchase Agreement)

Stone Point Credit Corporation	Capital One, National Association	N/A	Revolving Credit Facility	SOFR + 2.35%	Certain uncalled capital commitments owing to Stone Point Credit Corporation, certain rights to issue and enforce capital commitments and receive the proceeds thereof, certain accounts, including the accounts into which the proceeds of capital commitments are funded, in each case, as more fully described in the credit agreement and loan documents governing such facility.	December 26, 2025	$65 million
SPCC Funding II LLC Stone Point Credit Corporation (as limited guarantor)	Goldman Sachs Bank USA	N/A	Asset Based Lending Facility Revolving Credit Facility	Adjusted EURIBOR, Adjusted SONIA or Adjusted Term SOFR + 2.0%

All of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted, as more fully described in the credit agreement and loan documents governing such facility, which, in the case of the Company, are limited to the pledged Equity Interests in SPCC Funding II LLC and the proceeds therefrom.

						March 3, 2030	ABL: $250 million Revolver: $50 million

SCHEDULE 5.15

(to Note Purchase Agreement)

Stone Point Credit Corporation	Purchasers party to that certain Note Purchase Agreement, dated as of September 17, 2024, between Stone Point Credit Corporation and the Purchasers (as defined therein).	PPN 86172* AB7	Senior Unsecured Notes due September 15, 2029	6.70% per annum, subject to increases upon the occurrence of certain events	None	September 15, 2029	$200 million
Stone Point Credit Corporation	Purchasers party to that certain Note Purchase Agreement, dated as of May 19, 2022, between Stone Point Credit Corporation and the Purchasers (as defined therein).	PPN 86172* AA9	Senior Unsecured Notes due May 19, 2025	5.83% per annum, subject to increases upon the occurrence of certain events	None	May 19, 2025	$225 million

SCHEDULE 5.15

(to Note Purchase Agreement)

PURCHASER SCHEDULE

[To be made available to holder of Notes upon request to the Company]

PURCHASER SCHEDULE

(to Note Purchase Agreement)

EXHIBIT A

FORM OF TRANSFER CERTIFICATE

Stone Point Credit Corporation

20 Horseneck Lane
Greenwich, Connecticut 06830

_______________, 20__

Re:      Stone Point Credit Corporation Series [A][B] Senior Notes due 20[28][30] (the “Notes”)

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of March 21, 2025 (the “Note Purchase Agreement”) between the Company and the respective Purchasers named therein, relating to the Notes. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement.

In connection with our acquisition of the Notes, the undersigned (the “Transferee”) hereby certifies to each of the parties to whom this certificate is addressed as follows:

(a)	We represent that we are acquiring the Notes for our own account or for one or more separate accounts maintained by us or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of our or their property shall at all times be within our or their control;

(b)	We understand that (i) the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, and, therefore, the Notes cannot be offered, sold or otherwise transferred unless they are so registered or unless an exemption from registration is available, (ii) the Notes will bear the legend set forth in the form of Note included in the Note Purchase Agreement and (iii) the Company has no obligation to register the Notes under the Securities Act or to comply with the requirements for any exemption from the registration requirements of the Securities Act;

(c)	We understand that the Notes (or any interest therein) may not be offered, sold, pledged or otherwise transferred except to U.S. Persons, Permitted Foreign Persons or Canadian Persons who are each of (i) a Qualified Institutional Buyer (other than a Qualified Institutional Buyer solely pursuant to Rule 144A(a)(1)(i)(H) under the Securities Act), purchasing for our own account in a transaction meeting the requirements of Rule 144A, (ii) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940 and (iii) an Eligible Transferee (in the case of clause (iii), unless an Event of Default has occurred and is continuing in which case the transferee may not be a Distressed Debt Fund);

Exhibit A-1

(d)	We (i) have such knowledge and experience in financial and business matters that we are capable of independently evaluating the merits and risks (including financial, tax, legal, regulatory and accounting characteristics and consequences) of an investment in the Notes, (ii) have determined independently that we are financially able to bear the risks associated with an investment in the Notes and that an investment in the Notes is suitable and appropriate for us, (iii) understand the terms, conditions and risks of the Notes and that the Notes involve a high degree of risk, and (iv) have had access to such financial and other information concerning the Company and the Notes as we have deemed necessary to make our own independent decision to purchase the Notes;

(e)	Without limitation of the foregoing, we are a sophisticated institutional investor and have such knowledge and experience in financial and business matters, and in investing in private placement securities, as to be capable of evaluating the merits and risks of purchasing the Notes, and at the time of making our investment decision, have had access to all of such financial and other information concerning the Company and their Subsidiaries as we have deemed necessary or desirable in making a decision to purchase the Notes;

(f)	We have independently made our own analysis and decision to invest in the Notes and determined based on our own independent review, and such professional advice from our own advisors (including as to tax, legal and accounting matters) as we may deem appropriate, that our purchase of the Notes (i) is consistent with our financial needs, objectives and condition, (ii) complies with all investment policies, guidelines and other restrictions that are applicable to us, (iii) does not and will not violate any law, rule, regulation, agreement or other obligation to which we are bound and (iv) is a fit, proper and suitable investment for us, notwithstanding the risks associated with a purchase of the Notes;

(g)	We understand that we must bear the economic risk of an investment in the Notes for an indefinite period of time because, among other reasons, the offering and sale of the Notes have not been and will not be registered under the Securities Act and, therefore, the Notes cannot be sold other than through a privately-negotiated transaction unless they are subsequently registered under the Securities Act or an exemption from such registration is available;

(h)	We understand that there is no market for the Notes and that no assurance can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for any of the Notes will develop;

(i)	We represent and warrant that neither we nor anyone acting on our behalf (i) is acquiring the Notes with a view to or for sale in connection with any distribution of the Notes within the meaning of the Securities Act in violation of the Securities Act, (ii) has offered or sold or will offer or sell any Note by means of any form of general solicitation or general advertising or (iii) has taken or will take any action that would constitute a distribution of a Note under the Securities Act, would render the disposition of a Note a violation of Section 5 of the Securities Act or any state or other securities law or would require registration pursuant thereto;

Exhibit A-2

(j)	We are (i) an “institutional account” as defined in FINRA Rule 4512(c), (ii) a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act (other than a Qualified Institutional Buyer solely pursuant to Rule144A(a)(1)(i)(H) under the Securities Act), and (iii) a “qualified purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act of 1940, as amended; and

(k)	[We are (i) an Eligible Transferee, (ii) not a Competitor and (iii) either a U.S. Person, a Permitted Foreign Person or a Canadian Person.][1] [We are (i) either a U.S. Person, Permitted Foreign Person or a Canadian Person and (ii) not a Distressed Debt Fund.][2]

(l)	If we are a Permitted Foreign Person, we are claiming exemption from withholding based on either (check one):

(i)     a double tax treaty between the United States and [____________]3; or

(ii)	the U.S. domestic portfolio interest exemption and have delivered a U.S. Tax Compliance Certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as appropriate.

1 Certification to be made if no Event of Default has occurred and is continuing.

2 Certification to be made if an Event of Default has occurred and is continuing.

3 Name of purchaser’s jurisdiction.

Exhibit A-3

EXHIBIT B-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Noteholders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated March 21, 2025 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Stone Point Capital Corporation, a Delaware company, and each purchaser from time to time party thereto.

Pursuant to the definition of “Permitted Foreign Person” in the Schedule A to the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company, and (2) the undersigned shall have at all times furnished the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Upon request of the Company, the undersigned shall furnish the Company with any successor version of the IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E if and when such form is published.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF NOTEHOLDER]

By:
Name:
Title:

Date: _________ __, 20[__]

EXHIBIT B-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Noteholders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated March 21, 2025 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Stone Point Capital Corporation, a Delaware company, and each purchaser from time to time party thereto.

Pursuant to the definition of “Permitted Foreign Person” in the Schedule A to the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note(s), (iii) neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company, and (2) the undersigned shall have at all times furnished the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Upon request of the Company, the undersigned shall furnish the Company with any successor version of the IRS Form W-8IMY, IRS Form W-8BEN or IRS Form W-8BEN-E if and when such form is published.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF NOTEHOLDER]

By:
Name:
Title:

Date: _________ __, 20[__]